Unisys Corporation

Conflict Minerals Report
Reporting Year: 2022

Introduction

Unisys Corporation (“Unisys”) has prepared this Conflict Minerals Report in accordance with Rule 13p-1 of the Securities Exchange Act, as amended to reflect the requirements of the Dodd-Frank Wall Street and Consumer Protection Reform Act of 2010. The scope of this document covers the reporting period from January 1 through December 31, 2022.

“Conflict Materials” are defined by the U.S. Securities and Exchange Commission (the “SEC”) as gold, columbite-tantalite, cassiterite, wolframite, and their derivatives – tin, tantalum, and tungsten (collectively referred to as “3TGs”). Rule 13p-1 requires the annual disclosure of certain information when the 3TGs used in the manufacture of a company’s products are known (or are suspected) to originate from certain conflict regions – specifically from the countries of Angola, Burundi, Central African Republic, Democratic Republic of the Congo, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia (collectively referred to as “DRC Covered Countries”).

Company & Supply Chain Overview

Unisys is a global information technology (“IT”) solutions company that provides a portfolio of IT services, software, and technology. Unisys operates in three reportable segments – Digital Workplace Services, Cloud and Infrastructure Solutions and Enterprise Computing Solutions. In its Enterprise Computing Solutions segment, Unisys develops software and designs systems using commodity servers and server related products.

Many Unisys hardware products require the use of one or more 3TG metals (as detailed in Exhibit A below). These Conflict Minerals are introduced into Unisys products through parts obtained from suppliers, either contract manufacturers or original equipment manufacturers (“OEM”), or from utilization of Conflict Minerals in manufacturing processes employed by Unisys suppliers. Supplier parts obtained by Unisys are utilized in the assembly of Unisys enterprise servers and other electronic equipment. Unisys is not a vertically integrated manufacturer and instead focuses on systems integration through the purchase of higher level assemblies and OEM products. Unisys is therefore several levels removed from the actual mining of Conflict Minerals. Unisys does not make purchases of raw ore or unrefined Conflict Minerals and makes no direct purchases from DRC Covered Countries. In addition, Unisys does not procure directly from smelters or refiners (“SORs”). Unisys does, however, actively support a conflict-free minerals trade policy with DRC Covered Countries from its suppliers. Unisys works with its suppliers to either pursue the development or elimination of SORs that have not achieved RMAP conformance (as defined herein), or are not recognized by RMI as actively working toward compliance.

A copy of Unisys’ Conflict Minerals Policy Statement may be found at the following Unisys website: https://www.unisys.com/about-us/environmental-social-and-governance/conflict-minerals. A copy of the latest Conflict Minerals Report, attached as an exhibit to Unisys’ most recent Form SD, may be found at https://www.unisys.com/investor-relations/financials-filings/sec-filings.

Due Diligence Process Design

Unisys designed its due diligence process to conform with the framework established for Downstream Supply Chains, as provided by The Organization for Economic Co-operation and Development (“OECD”) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas”. As a downstream company, Unisys does not have direct business relationships with SORs or visibility into the movement of Conflict Minerals between mine locations, SORs, or upstream companies. As such, Unisys relies to a large extent on information obtained from industry sources, as well as information obtained from its in-scope direct suppliers.

Unisys supports and leverages the efforts of the Responsible Business Alliance – Responsible Minerals Initiative (“RMI”), Responsible Minerals Assurance Process (“RMAP”), and Conflict Minerals Reporting Template (“CMRT”), as well as industry sponsored third party audits and independent audits performed by the London Bullion Market Association (“LBMA”) and the Responsible Jewellery Council Chain of Custody Standard (“RJC CoC”), in the analysis of SORs for in scope suppliers utilized by Unisys.

2022 Due Diligence Measures Performed

Following is a summary of the 2022 due diligence measures performed by Unisys - per the 5 Step OECD Due Diligence Guidelines.

Step 1: Establish Strong Company Management Systems

•Maintain a Supply Chain Policy for Conflict Minerals Originating from Identified Conflict Regions

A copy of Unisys’ Conflict Minerals Policy is posted at the Unisys Social Responsibility web site (see link above). Implementation of this policy is accomplished via Unisys’ internal ISO9001:2015 Quality Management system within procedures adopted by Unisys’ Global Procurement and Supply Chain Operations groups.

•Maintain an Internal Conflict Minerals Team

Unisys maintains an internal Conflict Minerals team, facilitated by a management representative of the Supply Chain organization, and composed of team members representing Commodity Management, Supplier Quality Assurance, and Compliance and Supply Chain Engineering groups. The team is responsible for coordinating and implementing all aspects of the Unisys’ Conflict Minerals program, and for communicating results to Unisys senior management.

•Communicate Unisys Conflict Minerals Requirements to Suppliers

Unisys includes in its purchase order standard terms and conditions a clause that states Unisys Conflict Minerals policy and that requires suppliers to disclose to Unisys the existence and origin of any Conflict Minerals in products supplied to Unisys. As an additional measure, Unisys has added a similar clause to its agreement templates for incorporation into applicable new agreements. Unisys agreements continue to be reviewed as they approach renewal, and a similar clause is added as appropriate. Unisys also provides additional written notifications to all in scope suppliers reiterating the Unisys Conflict Minerals Policy and outlining the subject years reporting requirements. For suppliers that have not met previous required reporting obligations, Unisys communicates specifically on required reporting improvements, or alternatively, may choose to eliminate the supplier from the Unisys supply chain.

•Provide an On-Line Grievance Mechanism for Conflict Minerals Concerns

Unisys’ Social Responsibility web site contains a link that may be used by concerned parties to communicate Conflict Minerals information to Unisys and/or to report to Unisys corporate management any perceived Conflict Minerals issues.

•Retain Records Relating to Supplier Conflict Minerals Performance

Unisys maintains records of relevant supplier correspondence relating to Unisys’ Conflict Minerals program - including supplier provided CMRTs, relevant e-mails, and Unisys Supplier Assessments - per Unisys records retention policies.

Step 2: Identify and Assess Risk in the Supply Chain

•Obtain Conflict Minerals Information from In-Scope Unisys Suppliers

Unisys maintains direct contact with each of its in-scope suppliers and requires them to provide information on a minimum annual basis regarding (1) the specific Conflict Minerals contained in parts supplied to Unisys and (2) the potential source of the Conflict Minerals, including smelter/refinery information. Each supplier is required to submit a completed CMRT covering the most recent reporting period.

•Analyze Supplier CMRTs for Accuracy/Completeness, and Communicate Any Issues with Suppliers

Each supplier CMRT is reviewed to determine the completeness and timeliness of its response. For each CMRT, Unisys assesses whether the 3TGs identified are consistent with the technology and complexity of the supplied part(s), and whether the supplier’s responses demonstrate sufficient commitment to conflict-free sourcing principles. Follow-up is performed on supplier responses judged to be insufficient or questionable, and updated information obtained, as applicable. Any supplier deemed to be non-responsive after follow-up attempts is flagged as a problem supplier that requires either additional diligence, or creation of a plan to remove the subject supplier from the Unisys supply chain.

•Develop a Unisys CMRT

A Unisys CMRT, comprised of a roll-up of all supplier provided CMRT data, is developed using a commercially available software package from a major Conflict Minerals service provider. The software package is further used to scrub and refine the smelter data so as to eliminate invalid, erroneous, or duplicate smelter entries, and to identify a final Unisys smelter list.

•Perform a Reasonable Country of Origin (RCOI) Analysis to Assess the Source of 3TGs

A Reasonable Country of Origin Inquiry (“RCOI”) is performed on the Unisys smelter list to determine, to the extent possible, the mine locations from which each smelter’s ore originates, and whether any of these locations are within DRC Covered Countries. The source of this information is a combination of data obtained from supplier provided CMRTs, as well as data published at smelter web sites, RMI RMAP conformant / RMAP active smelter data, and to a lesser degree, data from third party sources. As a result of Unisys’ RCOI analysis, each SOR is tagged as to whether their 3TG sourcing “Excludes Covered Countries”, “Includes Covered Countries”, is “Unknown”, or is from “100% Scrap/Recycle” sources.

•Perform Further Due Diligence on SORs Sourcing from DRC Region

SORs whose RCOI analysis either “Includes Covered Countries” or is “Unknown” are considered candidates for further Unisys due diligence measures. A significant distinction is made by Unisys between SORs who have successfully completed the RMI - RMAP or are actively pursuing RMAP conformance, versus SORs who have chosen not to participate in the program, with the former (RMAP) groups believed to represent a low risk of supporting armed conflict. Unisys due diligence efforts are therefore focused on those SORs who are not currently RMAP conformant or actively working to achieve RMAP conformance, and are therefore considered to be of higher risk.

Unisys due diligence efforts for higher risk smelters involve a thorough review of publicly available SOR information, with an emphasis on evidence of support for armed conflict or a history of questionable or unethical business behavior or human rights abuse.

Step 3: Respond to Identified Risks

•Identify “At Risk” Smelters and Undertake Mitigation Actions

SORs who are identified to be “at risk” for support of armed conflict or unethical business behavior are brought to the attention of the specific Unisys supplier whose CMRT reported that smelter, and a plan is requested for risk mitigation. The goal of this effort is to either validate the smelter’s intention to pursue RMAP conformance within a prescribed period of time, or alternatively, to eliminate the SOR from potential use in Unisys products.

•Report Conflict Minerals Status and Risks to Unisys Supply Chain Management

Unisys due diligence efforts and risk mitigation plans are reviewed with the Director of Supply Chain Operations during the course of regularly scheduled compliance review meetings.

•Maintain Awareness of Potential Problematic SORs as Reported by Non-Governmental Organizations (“NGOs”) or Third Party Conflict Minerals Service Providers

Unisys’ Conflict Minerals team works to maintain awareness of potentially problematic SORs, as reported by various NGOs or third party Conflict Minerals service providers, and strives to avoid use of these SORs in the Unisys supply chain.

Step 4: Carry Out Independent Third Party Audit of Supply Chain Due Diligence

As a downstream supply chain company, Unisys has no direct business relationship with SORs, and relies heavily on independent third party audits performed by RMI’s RMAP, as well as similar third party gold audits performed by the LBMA and the RJC CoC, all of which employ the OECD Due Diligence Guidance process.

Step 5: Report Annually on Supply Chain Due Diligence

In accordance with Rule 13p-1 of the Securities Exchange Act, each year Unisys files with the SEC a Specialized Disclosure Form (“Form SD”) together with an accompanying Conflict Minerals Report (“CMR”). A copy of Unisys’ Conflict Minerals Policy Statement is published on the Unisys Environmental Social and Governance website (see link above).

2022 Due Diligence Findings/Results

For calendar year 2022, Unisys identified a total of 13 in-scope suppliers that provided purchased parts containing one or more Conflict Minerals that were used in the manufacture of Unisys products. Latest revision CMRTs were requested from each of these suppliers, from which Unisys received a total of 13 completed responses (i.e., 100% supplier response rate).

From the 13 CMRTs received, Unisys identified a total of 349 operational SORs that may have processed Conflict Minerals contained in Unisys products. Of the 349 SORs – 227 (65%) were RMAP conformant, 8 (2%) were actively pursuing RMAP conformance through participation in either RMI or LBMA Audit processes, while 114 SORs (33%) were identified as currently “Non-Participating” in an OECD Guidance based audit program.

Unisys remains committed to working with its suppliers to achieve continuous improvement in supply chain performance, especially as new products are introduced, and continues to strive to maximize the percentage of SORs actively participating in the RMI conflict-free program.

Unisys RCOI and due diligence investigations for the 114 SORs not currently participating in an OECD Guidance based audit program found no evidence of sourcing from DRC Covered Countries for 105 of the SORs. Out of the remaining nine, five were identified as higher risk due to prior reported incidences.

It is Unisys’ policy to progress in eliminating high risk SORs that may have been used in parts supplied to Unisys. Since the last reporting year, the total number of identified high risk SORs decreased from seven to five; and the total number of Unisys suppliers reporting the use of these high risk SORs decreased from eight to three. Unisys is committed to continue working with the three suppliers to eliminate the high risk SORs from their supply chain for the product/s that Unisys procures from them.

Table 1 below lists the countries of origin based on information obtained through the CMRT data collection and RCOI processes. This list may include more countries than those that are actual sources of 3TG in Unisys products - CMRT submissions from several Unisys suppliers were at the company level, and not specific to the products they supply to Unisys.

Afghanistan	Democratic Republic of the Congo	South Korea	Senegal
Albania	Djibouti	Kyrgyzstan	Serbia
Andorra	Dominica	Laos	Sierra Leone
Angola	Dominican Republic	Liberia	Singapore
Argentina	Ecuador	Luxembourg	Slovakia
Armenia	Egypt	Madagascar	Slovenia
Australia	Eritrea	Malaysia	Solomon Islands
Austria	Estonia	Mali	South Africa
Azerbaijan	Ethiopia	Mauritania	South Sudan
Belarus	Fiji	Mexico	Spain
Belgium	Finland	Mongolia	Sudan
Benin	France	Morocco	Suriname
Bolivia	Georgia	Mozambique	Eswatini
Botswana	Germany	Myanmar	Sweden
Brazil	Ghana	Namibia	Switzerland
Bulgaria	Guatemala	Netherlands	Tajikistan
Burkina Faso	Guinea	New Zealand	Tanzania
Burundi	Guyana	Nicaragua	Thailand
Cambodia	Honduras	Niger	Turkey
Canada	Hungary	Nigeria	Uganda
Central African Republic	India	Panama	United Arab Emirates
Chile	Indonesia	Papua New Guinea	United Kingdom
China	Iran	Peru	United States of America
Colombia	Ireland	Philippines	Uruguay
Congo	Israel	Poland	Uzbekistan
Costa Rica	Italy	Portugal	Venezuela
Cote d'Ivoire	Japan	Russian Federation	Vietnam
Cuba	Kazakhstan	Rwanda	Zambia
Cyprus	Kenya	Saudi Arabia	Zimbabwe
Table 1 – Potential Countries of Origin for Conflict Minerals used by SORs listed in Exhibit B.

Risk Mitigation – Improvement Program

Following is a list of steps that Unisys has taken or is taking to mitigate the risk that Unisys Conflict Minerals might benefit or finance armed groups:

1.After review of the High Risk SORs identified during the 2022 due diligence process, it was determined that three Unisys suppliers potentially sourced 3TGs from one or more of the five high risk SORs. Unisys is currently working with these suppliers to better understand the actions being taken relative to the subject high risk SORs and their removal. In parallel, since many of Unisys suppliers report at a corporate level, Unisys is working to determine if the high risk SORs are used in the creation of Unisys purchased product. The goal of this effort is to either validate the intention of these SORs to achieve RMAP conformance within a prescribed period of time or, alternatively, to eliminate the use of these smelters by the relevant suppliers in the production of product being purchased by Unisys;
2.Unisys continues to work with its suppliers to maximize the use of conflict-free SORs in the manufacture of Unisys purchased parts, with emphasis on parts used in new Unisys products;

3.Unisys will continue to maintain awareness of latest industry developments and trends in Conflict Minerals due diligence processes and implement these into the Unisys risk assessment process, as applicable;

4.Unisys will again request information and supporting data from each supplier providing parts to Unisys that are subject to 2023 reporting requirements by utilizing the CMRT and will pursue completed template responses that identify material down to the smelter and mine;

5.Unisys will again follow its due diligence process to review and validate supplier responses that are obtained in support of Unisys 2023 Conflict Minerals reporting;

6.Unisys will continue to provide its Conflict Minerals Policy to suppliers as part of its reporting template-based supplier inquiry process for 2023; and

7.Unisys will continue to include within its purchase order standard terms and conditions a clause requiring suppliers to disclose to Unisys the existence and origin of any Conflict Minerals in any products supplied to Unisys. A similar clause is being added into new agreements and will be added to agreement renewals as appropriate.

2022 Conflict Minerals Reporting Summary

Although Unisys’ due diligence efforts determined that 344 of 349 SORs that were reported to Unisys from its in scope suppliers for 2022 were either not sourcing Conflict Minerals from DRC Covered Countries or were not supporting armed conflict, Unisys was unable to precisely determine the status of the five remaining SORs. Unisys will continue to work with its suppliers on their plans to eliminate these high risk SORs from their supply chains. Alternatively, if any of the subject five SORs will remain in 2023 reporting, Unisys will look to validate that they are not used in the creation of products provided to Unisys.

Product Description and List of Facilities

A list of parts used in Unisys enterprise servers and other electronic equipment for which Unisys solicited supplier information regarding Conflict Mineral content or Conflict Mineral use in production is included in Exhibit A. A list of smelter facilities that, to the extent known, processed Conflict Minerals in Unisys products is included in Exhibit B.

CONFLICT MINERALS REPORT
EXHIBIT A
DESCRIPTION OF UNISYS CORPORATION’S 2022 PRODUCTS (PARTS/SUPPLIES)

Product Description (conflict mineral)
Cables & Harnesses * (tin, gold)
Computer Cabinets & Accessories (none)
Computer Products - Servers, Storage, Input/Output & other Peripherals * (tin, tantalum, tungsten, gold)
Displays / Monitors * (tin, tantalum, tungsten, gold)
Fasteners (none)
Keyboards * (tin, tantalum, tungsten, gold)
Labels (none)
Memory - Modules, * (tin, tantalum, tungsten, gold)
Network Switches *(tin, tantalum, tungsten, gold)
Power Strips * (tin, tantalum, tungsten, gold)
Power Supplies * (tin, tantalum, gold)
Printed Circuit Assemblies * (tin, tantalum, tungsten, gold)
Sheet Metal (none)
Electro-mechanical Assemblies * (tin, tantalum, tungsten, gold)
Solder * (tin)
Thermal Transfer Products (none)
Universal Serial Port (USB) Security Devices, Flash cards * (tin, gold)

* Denotes Unisys Products known to contain Conflict Minerals – tin, tantalum, tungsten, or gold

CONFLICT MINERALS REPORT
EXHIBIT B
FACILITIES THAT, TO THE EXTENT KNOWN, PROCESSED CONFLICT MINERALS IN UNISYS PRODUCTS

Metal	Facility Name	Facility Location
Gold	8853 S.p.A.	ITALY
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dongwu Gold Group	CHINA
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Value Trading	BELGIUM
Gold	WEEEREFINING	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	5D Production OU	ESTONIA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	DS Myanmar	MYANMAR
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA